UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 21, 2015

EQUIFAX INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	01-06605	58-0401110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Scheme Implementation Deed

On November 21, 2015, Equifax Inc. (the “Company”) entered into a Scheme Implementation Deed (the “Agreement”) with Veda Group Limited (“Veda”), pursuant to which, upon the terms and subject to the conditions set forth in the Agreement, the Company will acquire 100% of the ordinary shares of Veda (the “Transaction”). The Transaction will be implemented by way of a recommended court approved Scheme of Arrangement (the “Scheme”), pursuant to which, at the closing of the Transaction, Veda shareholders would be entitled to receive AUD$2.825 in cash per each Veda share held as of the record date for the Transaction (the “Scheme Consideration”). On the implementation date of the Scheme, each fully paid ordinary share in the capital of Veda, together with all rights and entitlements attached thereto, will be transferred to the Company or one of its wholly-owned subsidiaries and each holder of ordinary shares in the capital of Veda will receive the Scheme Consideration.

Completion of the Scheme is subject to customary closing conditions, including (i) receipt by the Company of the required regulatory approvals in Australia and New Zealand, (ii) approval by Veda shareholders of the Scheme by the requisite majorities under the Australian Corporations Act, (iii) approval by the Federal Court of Australia of the Scheme in accordance with the Australian Corporations Act, (iv) no law, rule, regulation, restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or government agency preventing or restraining implementation of the Scheme is in effect, (v) the absence of a Material Adverse Change (as defined in the Agreement) with respect to Veda, (vi) the absence of a Prescribed Occurrence (as defined in the Agreement) with respect to Veda and (vii) each party shall have taken all necessary steps to give effect to the treatment of certain executive incentive arrangements.

The Agreement contains customary representations and warranties of the Company and Veda, as well as customary covenants and agreements, including, among others, covenants providing for Veda and each of its subsidiaries to conduct its business from the date of the Agreement to the closing of the Transaction in the ordinary course. In addition, under the agreement, Veda is subject to certain exclusivity obligations, including a “no-shop” restriction on its ability to solicit alternative acquisition proposals, and to provide information to and engage in discussions with third parties.

The Agreement contains certain termination rights of each of the Company and Veda, including Veda’s right to terminate the Agreement under certain circumstances to enter into a definitive agreement providing for a superior proposal with a third party, subject to a four (4) business day matching right by the Company. Among other provisions, the Agreement may also be terminated by either party if the closing conditions have not been satisfied or waived on or before March 31, 2016. The Agreement provides that if the Transaction does not occur, then under certain circumstances Veda might be required to reimburse the Company in the form of a fee up to AUD$25,080,438.67.

The foregoing description of the Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

The representations, warranties and covenants of the parties contained in the Agreement have been made solely for the benefit of such parties. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Agreement, (ii) have been qualified by confidential disclosures made by the parties to each other in connection with the Agreement, (iii) are subject to materiality qualifications contained in the Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Agreement or such other date as is specified in the Agreement and (v) have been included in the Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Credit Facilities

On November 21, 2015, the Company and certain of its subsidiaries, Equifax Limited, Equifax Canada Co. (formerly known as Equifax Canada, Inc.), and Equifax Luxembourg S.A.R.L., entered into a $900,000,000 five-year revolving credit facility (the “Revolver”) and an $800,000,000 three-year delayed draw term loan facility (the “Term Loan Facility”) with SunTrust Bank, as administrative agent, SunTrust Robinson Humphrey, Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Bank, Ltd. and Wells Fargo Securities, LLC, as joint lead arrangers, Bank of America, N.A., JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd. and Wells Fargo Bank, N.A., as co-syndication agents, and the lenders named therein. The Revolver replaces the Company’s previous $750,000,000 revolving credit facility that was scheduled to mature on December 19, 2017 (the “Existing Credit Facility”).

Also on November 21, 2015, the Company entered into an $800,000,000 364-day revolving credit facility (the “364-Day Revolver” and together with the Revolver and the Term Loan Facility, the “Credit Facilities”) with SunTrust Bank, as administrative agent, SunTrust Robinson Humphrey, Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint lead arrangers, Bank of America, N.A., JPMorgan Chase Bank, N.A., Ltd. and Wells Fargo Bank, N.A., as co-syndication agents, and the lenders named therein.

The Company expects to use proceeds from the Term Loan Facility and the 364-Day Revolver to finance the Transaction to the extent the Company has not obtained alternative financing to pay the Scheme Consideration on or prior to the date of the implementation of the Scheme. The commitments under the Term Loan Facility and the 364-Day Revolver will terminate if the Agreement is terminated or if the initial funding of such facility has not occurred by May 22, 2016. The obligations of the lenders to fund the Term Loan Facility and the 364-Day Revolver are subject to certain conditions, including the approval by Veda shareholders of the Scheme and the nonoccurrence of a Material Adverse Change related to Veda. The Term Loan Facility and the 364-Day Revolver provide that the Company may, upon notice to the administrative agent, terminate or permanently reduce any class of commitments. Commitments with respect to the Term Loan Facility and the 364-Day Revolver will also be reduced on a dollar-for-dollar basis to the extent the Company issues other senior indebtedness.

The terms of the Credit Facilities are substantially the same as the Existing Credit Facility, including the inclusion of various financial and non-financial covenants. The financial covenants require the Company to maintain a maximum leverage ratio, defined as consolidated funded debt divided by consolidated EBITDA for the preceding four quarters, of not more than 3.5 to 1.0, subject to increase to 4.0 to 1.0 if the Company satisfies certain requirements. Compliance with this financial covenant is tested quarterly. The non-financial covenants include limitations on liens, subsidiary debt, mergers, liquidations, asset dispositions, acquisitions, certain restricted payments, transactions with affiliates, certain accounting changes, restricting subsidiary dividends and distributions, hedging agreements and certain governmental regulations. Borrowings under Credit Facilities are unsecured and will rank on parity in right of payment with all of the Company’s other senior unsecured indebtedness from time to time outstanding.

Interest will be payable on borrowings under the Credit Facilities at a base rate or LIBOR plus a specified margin. The Company is required to pay on a quarterly basis a commitment fee with respect to the Credit Facilities, which is calculated based upon the amount of daily usage of the Credit Facilities over the available aggregate lender commitments thereunder during the applicable quarterly period. Both the applicable interest rate and the commitment fee are subject to adjustment based on the Company’s debt ratings.

The foregoing description of the Credit Facilities is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the applicable agreements, which are filed as Exhibits 10.1 and 10.2 hereto, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On November 21, 2015, upon entry into the Credit Facilities described in Item 1.01 above, the Company terminated its Existing Credit Facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the Credit Facilities is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 2.1	Scheme Implementation Deed, dated as of November 22, 2015 (Sydney, Australia time), by and between Equifax Inc. and Veda Group Limited.

	Exhibit 10.1	Credit Agreement, dated as of November 21, 2015, by and between Equifax Inc., Equifax Limited, Equifax Canada Co., Equifax Luxembourg S.A.R.L. and SunTrust Bank as administrative agent.

	Exhibit 10.2	364-Day Credit Agreement, dated as of November 21, 2015, by and between Equifax Inc. and SunTrust Bank as administrative agent.

	Exhibit 99.1	Press release, dated November 22, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

Date: November 24, 2015	By:	/s/ John J. Kelley III
John J. Kelley III
Corporate Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1*	Scheme Implementation Deed, dated as of November 22, 2015 (Sydney, Australia time), by and between Equifax Inc. and Veda Group Limited.

Exhibit 10.1	Credit Agreement, dated as of November 21, 2015, by and between Equifax Inc., Equifax Limited, Equifax Canada Co., Equifax Luxembourg S.A.R.L. and SunTrust Bank as administrative agent.

Exhibit 10.2	364-Day Credit Agreement, dated as of November 21, 2015, by and between Equifax Inc. and SunTrust Bank as administrative agent.

Exhibit 99.1	Press release, dated November 22, 2015.

* Attachments to the Scheme Implementation Deed have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish, supplementally, a copy of any attachment omitted from the Scheme Implementation Deed to the SEC upon request.